Exhibit 10.25

AMENDMENT NO. 1

TO

THE J. M. SMUCKER COMPANY RESTORATION PLAN

(Amended and Restated Effective January 1, 2013)

The J. M. Smucker Company hereby adopts this Amendment No. 1 to The J. M. Smucker Company Restoration Plan (Amended and Restated Effective January 1, 2013) (the “Plan”). Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined. The provision of this Amendment No. 1 shall be effective as of May 1, 2015.

Section 1

Section 2.4(b) of the Plan is hereby amended in its entirety to read as follows:

“(b)	Matching Contributions for Plan Deferrals: Subject to the provisions of Section 2.4(c), if a Participant defers any amount pursuant to Section 2.3, such Participant’s Employer shall credit the Participant’s Matching Contribution Account with a matching contribution in an amount equal to the sum of (i) 150% of the Participant’s deferral under Section 2.3, but not exceeding two percent of the Participant’s Excess Compensation, plus (ii) 100% of the Participant’s deferral under Section 2.3 in excess of two percent of the Participant’s Excess Compensation, but not exceeding four percent of the Participant’s Excess Compensation.

Section 2

Section 2.5 of the Plan is hereby amended by adding the following subsection (c) to the end thereof:

“(c)	Cessation of Restoration Contributions: Notwithstanding anything in the Plan to the contrary, effective May 1, 2015, no further restoration contributions will be made under the Plan on Excess Compensation paid after that date..”

[Signature on Following Page]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Plan to be executed this 1st day of May, 2015.

THE J. M. SMUCKER COMPANY

By:	/s/ Barry C. Dunaway
Barry C. Dunaway
President, International and Chief Administrative Officer

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